[LOGO] LOUIS DREYFUS NATURAL GAS                   14000 Quail Springs Parkway
                                                   Suite 600
                                                   Oklahoma City, Oklahoma
                                                   73134-2600


                                                   Telephone 405 749-1300
                                                   Fax 405 749-9385
                                                   www.ldng.com


NEWS RELEASE

Contact Kevin R. White

Telephone: 405 749-1300

Thursday, June 15, 2000


For Immediate Release

LOUIS DREYFUS NATURAL GAS COMPLETES PURCHASE OF OIL & GAS ASSETS OF COSTILLA ENERGY, INC. AND ANNOUNCES PLANNED COMMON STOCK OFFERING

Oklahoma City, Oklahoma - Louis Dreyfus Natural Gas Corp. (NYSE: LD) today announced it has completed the purchase of Costilla Energy, Inc.'s (Costilla) oil and gas assets for $133 million. The transaction is effective April 1, 2000, and the Company anticipates a final cash price of approximately $126 million, after the post effective purchase price adjustments. The purchase will initially be funded with borrowing from the Company's existing credit facility.

The Company also announced a planned common stock public offering. A total of five million shares will be offered. Three of the five million shares are being offered by the Company, with the balance being offered by the Company's largest shareholder, S.A. Louis Dreyfus et Cie. The stock offering will be underwritten by Lehman Brothers, Salomon Smith Barney, Banc of America Securities, Dain Rauscher Wessels and Prudential Securities, with an anticipated completion date prior to June 30, 2000. A copy of a preliminary prospectus relating to the offering may be obtained from Louis Dreyfus Natural Gas, 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, or from any of the underwriters.

The Costilla properties, primarily located in South and West Texas, are strategically located within the Company's core regions where the Company has considerable operating experience. For the first quarter of 2000, the properties averaged production levels of approximately 44 MMcfed and add proved reserves of approximately 135 Bcfe at a cost of $.93 per Mcfe. The reserves have a ratio of 87% gas to 13% oil. In addition to the developed properties, there are a number of opportunities for exploration in areas adjacent to the Company's existing property base. The acquisition is expected to be accretive even taking into account the planned common stock offering.

--------------------

THIS PRESS RELEASE INCLUDES CERTAIN STATEMENTS THAT MAY BE DEEMED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE, INCLUDING DRILLING OF WELLS, RESERVE ESTIMATES, FUTURE PRODUCTION OF OIL AND GAS, FUTURE CASH FLOWS AND OTHER SUCH MATTERS ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE
AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES ARE APPROPRIATE IN THE CIRCUMSTANCES. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. INVESTORS ARE CAUTIONED THAT ANY SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.


                                     ###

Louis Dreyfus Natural Gas is one of the largest natural gas companies engaged in the acquisition, development, exploration, production and marketing of natural gas and crude oil in the United States. Internet address:
HTTP://WWW.LDNG.COM